Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement of Alcatel on Form S-8 of our report dated March 30, 2004, appearing in the Annual Report on Form 20-F of Alcatel for the year ended December 31, 2003 and to all references to our Firm included in this Registration Statement.

/s/ Deloitte Touche Tohmatsu Neuilly sur Seine, France October 8, 2004